Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Phoenix New Media Limited’s Annual Report on Form 20-F for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

April 27, 2017